EXHIBIT 23: Consent of Independent Auditor


G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)

                CONSENT OF INDEPENDENT AUDITOR


JANUARY 7, 2002


To Whom It May Concern:

I have issued my report dated October 2, 2001, accompanying the financial statements of Medical Staffing Solutions, Inc. on Form SB-2 for the period of June 21, 2001 (inception date) through September 30, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of Medical Staffing Solutions, Inc. on Form SB-2 (File No. 333-71276, filed October 9, 2001), as amended, filed on or about January 7, 2002.

Signed,

/s/ G. Brad Beckstead
------------------------
G. Brad Beckstead, CPA